UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5

ITEM 5.07 a and b

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 27, 2016.  The number of common shares represented at the Annual Meeting of Stockholders was 11,957,216.  The stockholders voted on the following proposals:

Proposal I - Election of Directors to:

three-year terms ending on the date of the Annual Meeting of Stockholders in 2019:

Nominee

For

Withheld

Non-Vote

Thomas E. Chorman

11,277,923

134,663

544,630

Thomas J. Hansen

11,308,405

104,181

544,630

Proposal II – Advisory vote on the total compensation paid to the named executive officers of the Company:

For

11,254,059

Against

141,825

Abstain

16,701

Non-Vote

544,630

Proposal III – To approve the material terms of the performance goals under the 2008 Long Term Incentive Plan, as amended:

For

11,211,769

Against

177,914

Abstain

22,902

Non-Vote

544,630

Proposal IV – To approve an amendment to the Bylaws of the Company to allow the Board of Directors to fix the numbers of Directors, from time to time, within the existing range of seven to fifteen Directors.

For

4,290,942

Against

7,088,582

Abstain

33,061

Non-Vote

544,630

Proposal V -- Ratification of appointment of Grant Thornton LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2017:

For

11,908,280

Against

39,736

Abstain

9,199

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

 /s/ Thomas DeByle

Thomas DeByle Chief Financial Officer

Date: October 28, 2016

Signing on behalf of the registrant and as principal financial officer